Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to the Registrant’s Registration Statement under the Securities Act, and Amendment No. 6 to the Registrant’s Registration Statement under the Investment Company Act of 1940, as amended, on Form N-1A (Registration Nos. 333-141345 and 811-22037) of our report dated July 29, 2009, relating to the financial statements and financial highlights of Stone Harbor Investment Funds (the “Trust”), comprising the Stone Harbor Emerging Markets Debt Fund and Stone Harbor High Yield Bond Fund appearing in the Annual Report on Forms N-CSR of the Trust for the year ended May 31, 2009, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Financial Statements” in the Statements of Additional Information, which are parts of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

May 25, 2010